Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333‑195627) pertaining to Ares Management, L.P. 2014 Equity Incentive Plan,
(2)	Registration Statement (Form S-8 No. 333-202901) pertaining to Ares Management, L.P. 2014 Equity Incentive Plan,
(3)	Registration Statement (Form S-8 No. 333-218063) pertaining to Ares Management, L.P. 2014 Equity Incentive Plan,
(4)	Registration Statement (Form S-3/A No. 333-211068) of Ares Management, L.P.,
(5)	Registration Statement (Form S-3ASR No. 333-211239) of Ares Management, L.P.,
(6)	Registration Statement (Form S-3ASR No. 333-216251) of Ares Management, L.P.
of our reports dated March 1, 2018, with respect to the consolidated financial statements of Ares Management, L.P. and the effectiveness of internal control over financial reporting of Ares Management, L.P. included in this Annual Report (Form 10‑K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP
Los Angeles, California
March 1, 2018